Exhibit 10(z)


           CIT COMMERCIAL SERVICES            T: 704 339-2200
           301 South Tryon Street
           Charlotte, NC 28202

CIT

                                                               October 1, 2002

Guilford Mills, Inc.
4925  West Market St.
Greensboro, North Carolina  27407


                    AMENDED AND RESTATED FACTORING AGREEMENT
                    ----------------------------------------


Ladies and Gentlemen:

           We are pleased to confirm the terms and conditions that will govern our average due date accounting, notification factoring arrangement with advances (the "Agreement"). This Agreement shall amend, replace and supersede in its entirety the Factoring Agreements between us dated July 14, 1982 and dated March 14, 2002 (with you as a debtor in possession), as supplemented and amended (collectively, the "Factoring Agreements") and as further authorized and approved in the Final Order Authorizing Guilford Mills, Inc. To Enter Into Factoring Agreement And To Sell Their Accounts Receivable Pursuant To Factoring Agreement Pursuant To 11 U.S. C. ss.ss. 105 and 363(b) (the "Order") and the Order of Confirmation entered on September 20, 2002 (the "Confirmation Order"). This Agreement is intended to set forth the terms and provisions pursuant to which we shall factor the sales created or arising on and after the date hereof. This Agreement shall in no way be construed to, nor shall it affect, modify, diminish or break the continuity of our ownership and/or security interest in, as further set forth herein, all of your present and future accounts receivable, as more fully described in said Factoring Agreements, the Order and the Confirmation Order, which ownership and/or security interest is hereby ratified and confirmed by this Agreement as provided above. The right and obligations of the parties as provided in the Factoring Agreements are hereby restated, acknowledged, assumed, memorialized and rolled into this Agreement.

           1. SALE OF ACCOUNTS

           You sell and assign to us, and we purchase as absolute owner, all accounts arising from your sales of inventory or rendition of services which you in your discretion choose to factor with us, including those under any trade names, through any divisions and through any selling agent (collectively, the "Accounts" and individually, an "Account").

           2. CREDIT APPROVAL

2.1 Requests for credit approval for all of your orders must be submitted to our Credit Department via computer by either: (a) On-Line Terminal Access, or (b) Electronic Batch Transmission. If you are unable to submit orders via computer, then orders can be submitted over the phone, by fax or in writing. All credit decisions by our Credit Department (including approvals, declines and holds) will be sent to you daily by a Credit Decisions Report, which constitutes the official record of our credit decisions. Credit approvals will be effective only if shipment is made or services are rendered within thirty (30) days from the completion date specified in our credit approval. Credit approval of any Account may be withdrawn by us any time before delivery is made or services are rendered.

           2.2 We assume the Credit Risk on each Account approved in the Credit Decision Report. "Credit Risk" means the customer's failure to pay the Account in full when due on its longest maturity solely because of its financial inability to pay. If there is any change in the amount, terms, shipping date or delivery date for any shipment of goods or rendition of services (other than accepting returns and granting allowances as provided in section 8 below), you must submit a change of terms request to us, and, if such pertains to a Factor Risk Account, then we shall advise you of our decision either to retain the Credit Risk or to withdraw the credit approval. Accounts on which we bear the Credit Risk are referred to collectively as "Factor Risk Accounts", and individually as a "Factor Risk Account". Accounts on which you bear some or all of the risk as to credit are referred to collectively as "Client Risk Accounts", and individually as a "Client Risk Account".

           2.3 We shall have no liability to you or to any person, firm or entity for declining, withholding or withdrawing credit approval on any order. If we decline to credit approve an order and furnish to you any information regarding the credit standing of that customer, such information is confidential and you agree not to reveal same to the customer, your sales agent or any third party. You agree that we have no obligation to perform, in any respect, any contracts relating to any Accounts.

           3. INVOICING

           You agree to place a notice (in form and content acceptable to us) on each invoice and invoice equivalent that the Account is sold, assigned and payable only to us, and to take all necessary steps so that payments and remittance information are directed to us. All invoices, or their equivalents, will be promptly mailed or otherwise transmitted by you to your customers at your expense. You will provide us with copies of all invoices (or the equivalent thereof if the invoices were sent electronically), confirmation of the sale of the Accounts to us and proof of shipment or delivery, all as we may reasonably request. If you fail to provide us with copies of such invoices (or equivalents) or such proofs when requested by us, we will not bear any Credit Risk as to those Accounts.

           4. REPRESENTATIONS AND WARRANTIES

           4.1 You represent and warrant that: each Account is based upon a bona fide sale and delivery of inventory or rendition of services made by you in the ordinary course of business; the Accounts created are your exclusive property and upon transfer pursuant to this Agreement will not be, subject to any lien, consignment arrangement, encumbrance or security interest other than in our favor; all amounts are due in United States Dollars; all original invoices bear notice of the sale and assignment to us; any taxes or fees relating to your Accounts or inventory are solely your responsibility; and none of the Accounts factored with us hereunder represent sales to any subsidiary, affiliate or parent company. You also warrant and represent that: your customers have accepted the goods or services and owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, claim, offset, defense, deduction, rejection, recoupment, counterclaim or contra account, other than as to returns and allowances as provided in section 8 below (the foregoing being referred to in this Agreement as "Customer Claims").


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           4.2 You further represent and warrant that: your legal name is exactly as set forth on the signature page of this Agreement, you are a duly organized and validly existing business organization incorporated or registered in the state of Delaware, and are qualified to do business in all states where required; the most recent financial statements provided by you to us accurately reflect your financial condition as of that date and there has been no material adverse change in your financial condition since the date of those financial statements. You agree to furnish us with such information concerning your business affairs and financial condition as we may reasonably request from time to time, and, in any event, you will furnish to us:

          (a) as soon as possible, but not later than ninety (90) days after the close of each of your fiscal years, your financial statements as of the end of such year, audited by Grant Thornton LLP or such other firm of independent certified public accountants of recognized standing, selected by you and acceptable to us;

          (b) as soon as possible, but not later than forty-five (45) days after the end of each month hereafter, your unaudited interim financial statements as of the end of such period and of the portion of your fiscal year then elapsed, certified by your principal financial officer, prepared in accordance with generally accepted accounting principles consistently applied, and fairly presenting the financial position and results of your operations for such period;

          (c) at the same time provided to a lender or agent, copies of any compliance certificates delivered to any other secured lender or the agent of such; and

          (d) any other reports or information reasonably required by us, including, without limitation, such reports or information bearing upon or related to the Accounts or the Inventory.

           4.3 You agree that you will promptly notify us of any material change in your: name, state of incorporation or registration, location of your chief executive office, or place(s) of business, and legal or business structure. Further, you agree that you will promptly notify us of any change in control of the ownership of your business organization, and of material law suits or proceedings against you.

           5. PURCHASE OF ACCOUNTS

           We shall purchase the Accounts for the gross amount of the respective invoices, less: factoring fees or charges, trade and cash discounts allowable to, or taken by, your customers, credits and allowances. Our purchase of the Accounts will be reflected on the Statement of Account (defined in section 10 below), which we shall render to you, which will also reflect all credits and discounts made available to your customers.

           6. ADVANCES

           At your request, and in our sole discretion, we may advance funds to you of up to ninety percent( 90%) of your Factor Risk Accounts, thereby creating a funds in use balance. All such advances will be charged to your Cash Account (defined in section 10 below). The funds in use balance is the aggregate balance of your Regular Account and your Cash Account ("Funds In Use Balance"). The funds in use balance is impacted by items affecting those accounts, such as interest and fees charged to your Cash Account and customer payments and refunds applied to your Regular Account. We have the right, at any time and from time to


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time, to hold any reserves we deem reasonably necessary as security for the payment and performance of any and all of your Obligations (defined in section 12 below). All amounts you owe us, including all advances to you and any debit balance in your Cash Account, and any Obligations, are payable on demand and may be charged to your account at any time.

           7. PAYMENT OF ACCOUNTS

           We shall calculate the Average Maturity Date of the invoices detailed on each confirmatory schedule of assigned Accounts that we receive, which will include four (4) additional business days for collection and clearance. We shall also calculate the factor's discount on each confirmatory schedule of assigned Accounts purchased by us hereunder at the rate set forth in section 14 below. We shall debit your Cash Account with the amount of the factor's discount on the gross sales less trade and cash discounts and less the factoring fee. Subject to our right to hold any reserve as set forth above, we shall credit your Cash Account (defined in section 10 below) as of the Average Maturity Date of such Accounts with the Matured Assignment, consisting of the gross amount of each invoice detailed in each such confirmatory schedule plus the factor's discount, less trade and cash discounts reflected on the invoices to your customers, whether or not taken ("Net Sales"). All Credits assigned will be immediately charged to the Cash Account. At our option, we may send to you at any time and without prior notice to you, any credit balance in such Cash Account left with us past the Average Maturity Date. In the event that the Average Maturity Date falls on a day that is not a business day, then the Net Sales shall be due and payable to you on the next business day. A more detailed description of how the Average Maturity Date and factor's discount are calculated and the specific bookkeeping entries reflected on your Statement(s) of Account are contained in the Guide (see section 18.2 below). No checks, drafts or other instruments received by us will constitute final payment of an Account unless and until such items have actually been collected.

           8. CUSTOMER CLAIMS AND CHARGE BACKS

           8.1 You must notify us promptly of any matter affecting the value, enforceability or collectibility of any Account and of all Customer Claims. You agree to promptly issue credit memoranda or otherwise adjust the customer's account upon accepting returns or granting allowances. For full invoice credit memoranda, you agree to send duplicate copies thereof to us and to confirm their assignment to us. You may continue to do so until we have advised you that all such credits or allowances on Factor Risk Accounts require our prior written approval. We shall cooperate with you in the adjustment of Customer Claims, but we retain the right to adjust Customer Claims on Factor Risk Accounts directly with customers, upon such terms as we in our sole discretion may deem advisable.

           8.2 We may at any time charge back to your account the amount of: (a) any Factor Risk Account which is not paid in full when due for any reason other than Credit Risk; (b) any Factor Risk Account which is not paid in full when due because of an act of God, civil strife, or war; (c) anticipation (interest) deducted by a customer on any Account at a rate in excess of two per cent per annum below the JPMorgan Rate (defined in section 14.1 below); (d) Customer Claims; (e) any Client Risk Account which is not paid in full when due; and (f) any Account for which there is a breach of any representation or warranty. A charge back does not constitute a reassignment of an Account. Any such Account shall be charged back to your account as of the due date of the underlying invoice. We shall immediately charge any deduction taken by a customer to your account.


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           8.3 We may at any time charge to your account the amount of: (a)
payments we receive on Client Risk Accounts which we are required at any time to turnover or return (including preference claims); (b) all remittance expenses (including incoming wire charges, currency conversion fees and stop payment fees), other than stop payment fees on Factor Risk Accounts; (c) expenses, collection agency fees and attorneys' fees incurred by us in collecting or attempting to collect any Client Risk Account or any Obligation (defined in section 12 below); and (d) our fees for handling collections on Client Risk Accounts which you have requested us to process, as provided in the Guide (see section 18.2 below).

           9. HANDLING AND COLLECTING ACCOUNTS; RETURNED GOODS

           9.1 As owners of the Factor Risk Accounts, we have the right to: (a) bring suit, or otherwise enforce collection, in your name or ours; (b) modify the terms of payment, (c) settle, compromise or release, in whole or in part, any amounts owing, and (d) issue credits in your name or ours. To the extent applicable, you waive any and all claims and defenses based on suretyship. If moneys are due and owing from a customer for both Factor Risk Accounts and Client Risk Accounts, you agree that any payments or recoveries received on such Accounts may be applied first to any Factor Risk Accounts. Once you have granted or issued a discount, credit or allowance on any Account, you have no further interest therein. Any checks, cash, notes or other documents or instruments, proceeds or property received with respect to the Accounts must be held by you in trust for us, separate from your own property, and immediately turned over to us with proper endorsements. We may endorse your name or ours on any such check, draft, instrument or document.

           9.2 As owners and assignees of the Accounts and all proceeds thereof, upon our written notice, you will, at your expense, set aside, mark with our name and hold in trust for us, any and all returned, rejected, reclaimed or repossessed inventory ("Returned Goods"). Further, upon such notice, you agree promptly: to notify us of all Returned Goods and, at our request, either to deliver same to us, or to pay us the invoice price thereof, or to sell the same for our account.

           10. STATEMENT OF ACCOUNT

           After the end of each month, we shall send you certain reports reflecting Accounts purchased, advances made, fees and charges and all other financial transactions between us during that month ("Reports"). The Reports sent to you each month include a Statement of Account reflecting transactions in a regular account ("Regular Account"), and a Statement of Account reflecting transactions in a cash account ("Cash Account"). The Reports shall be deemed correct and binding upon you and shall constitute an account stated between us unless we receive your written statement of exceptions within thirty (30) days after same are mailed to you.

           11. GRANT OF SECURITY INTEREST

           11.1 You hereby assign and grant to us a continuing security interest in all of your right, title and interest in and to all of your now existing and future : (a) Accounts and all instruments, documents, chattel paper (including electronic chattel paper), general intangibles (including payment intangibles and all other rights to payment), and any other obligations owing to you; (b) unpaid seller's rights (including rescission, repossession, replevin, reclamation and stoppage in transit); (c) rights to any inventory represented by the foregoing, including Returned Goods; (d) reserves and credit balances arising hereunder; (e) guarantees, collateral, supporting obligations and letter of credit rights for the foregoing (including rights under any letters of credit


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or other credit enhancements in your favor); (f) insurance policies, proceeds or rights relating to the foregoing; (g) federal, state and local income tax refunds; (h) cash and non-cash proceeds of the foregoing; and (i) Books and Records (defined in section 13 below) evidencing or pertaining to the foregoing, in each case solely to the extent such property or proceeds relate to the Accounts (collectively, the "Collateral").

           11.2 You agree to comply with all applicable laws to perfect our security interest in the Collateral pledged to us hereunder, and to execute such documents as we may require to effectuate the foregoing and to implement this Agreement. You irrevocably authorize us to file financing statements, and all amendments and continuations with respect thereto, all in order to create, perfect or maintain our security interest in the Collateral, and you hereby ratify and confirm any and all financing statements, amendments and continuations with respect thereto heretofore and hereafter filed by us pursuant to the foregoing authorization.

           12. OBLIGATIONS SECURED

           The security interest granted hereunder and any lien or security interest that we now or hereafter have in any of your other assets, collateral or property, secure the payment and performance of all of your now existing and future indebtedness and obligations to us, whether absolute or contingent, whether arising under this Agreement or any other agreement or arrangement between us, by operation of law or otherwise ("Obligations"). Obligations also includes ledger debt (which means indebtedness for goods and services purchased by you from any party whose accounts receivable are factored or financed by us), and indebtedness arising under any guaranty, credit enhancement or other credit support granted by you in our favor. Any reserves or balances to your credit and any other assets, collateral or property of yours in our possession constitutes security for any and all Obligations.

           13. BOOKS AND RECORDS AND EXAMINATIONS

           13.1 You agree to maintain such Books and Records concerning the Accounts as we may reasonably request and to reflect our ownership of the Accounts therein. "Books and Records" means your accounting and financial records (whether paper, computer or electronic), data, tapes, discs, or other media, and all programs, files, records and procedure manuals relating thereto, wherever located.

           13.2 Upon our reasonable request, you agree to make your Books and Records available to us for examination and to permit us to make copies or extracts thereof. Also, you agree to permit us to visit your premises during your business hours and to conduct such examinations as we deem reasonably necessary. To cover our costs and expenses of any such examinations, we shall charge you a fee for each day, or part thereof, during which such examination is conducted, plus any out-of-pocket costs and expenses incurred by us, as provided in the Guide (see section 18.2 below).

           14. INTEREST

           14.1 Interest is charged as of the last day of each month based on the average daily debit Funds In Use Balance for that month. Factor's discount is computed on Net Sales. Interest and factor's discount are calculated at a rate equal to the greater of: (a) the sum of one and one half percent (1.50%) plus the JPMorgan Rate (defined below), or (b) six percent (6%) per annum. The JPMorgan Rate is the per annum rate of interest publicly announced by JPMorgan Chase Bank (or its successor) in New York, New York from time to time as its


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prime rate, and is not intended to be the lowest rate of interest charged by
JPMorgan Chase Bank to its borrowers. Any change in the rate of interest hereunder due to a change in the JPMorgan Rate will take effect as of the first of the month following such change in the JPMorgan Rate. All interest and factor's discount are calculated on a 360 day year.

           14.2 In no event will interest charged hereunder exceed the highest lawful rate. In the event, however, that we do receive interest in excess of the highest lawful rate, you agree that your sole remedy would be to seek repayment of such excess, and you irrevocably waive any and all other rights and remedies which may be available to you under law or in equity.

           15. FACTORING FEES AND OTHER CHARGES

           15.1 For our services hereunder, you will pay us a factoring fee or charge of one-half of one percent (.50%) of the gross face amount of all Accounts factored with us, but in no event less than $5.00 per invoice. In addition, you will pay a fee of one-quarter of one percent (1/4 of 1%) of the gross face amount of each Account for each thirty (30) day period or part thereof by which the longest terms of sale applicable to such Account exceed sixty (60) days (whether as originally stated or as a result of a change of terms requested by you or the customer). For Accounts arising from sales to customers located outside the fifty states of the United States of America, you will pay us an additional factoring fee of 1% of the gross face amount of all such Accounts. All factoring fees or charges are due as of the 15th day of that month. You agree to factor with us a minimum of $10,000,000 in factored sales (the "Minimum Volume") during each Contract Year (defined below). If you do not factor with us the Minimum Volume with respect to each Contract Year or part thereof, we shall be entitled to charge your account as of the end of such Contract Year or part thereof with an amount equal to the difference between the Minimum Volume multiplied by the Rate and the actual factoring fees or charges paid by you during such Contract Year or part thereof (the "Minimum Fee Difference"). "Contract Year" means the twelve-month period ending on the Anniversary Date and each Anniversary Date thereafter.

           15.2 You agree to pay all costs and expenses incurred by us in connection with the preparation, execution, administration and enforcement of this Agreement, including all reasonable fees and expenses attributable to the services of our attorneys (whether in-house or outside), search fees and public record filing fees. Furthermore, you agree to pay to us our fees (as more fully set forth in the Guide, see section 18.2 below) including fees for: (a) special reports prepared by us at your request; (b) wire transfers; (c) handling change of terms requests relating to Accounts; and (d) your usage of our on-line computer services. Beginning on the first of the month six months from the date hereof, you also agree to pay us our fees for : (i) each new customer set-up on our customer accounts receivable data base and each new customer relationship established for you; (ii) crediting your account with proceeds of non-factored invoices received by us; and (iii) charge backs of invoices factored with us that were paid directly to you. All such fees will be charged to your Cash Account when incurred. Our fees may be changed by us from time to time upon notice to you; however, any failure to give you such notice does not constitute a breach of this Agreement and does not impair our ability to institute any such change.

           15.3 Any tax or fee of any governmental authority imposed on or arising from any transactions between us, any sales made by you, or any inventory relating to such sales is your sole responsibility (other than income and franchise taxes imposed on us which are not related to any specific transaction between us). If we are required to withhold or pay any such tax or fee, or any interest or penalties thereon, you hereby indemnify and hold us harmless therefor and we shall charge your account with the full amount thereof.


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           15.4 Within thirty (30) days of the end of each Contract Year, we shall charge into your account the Shared Loss Amount (hereinafter defined). "Shared Loss Amount" means the lesser of: a) $25,000 and b) the aggregate gross face amount of all Factor Risk Accounts that remain unpaid due to Credit Risk.

           15.5 In addition to the fees and charges under this Agreement, you will pay us, as of the date hereof, a facility fee in the amount of $5,000 for the initial setup and implementation of your account with us.


           16. TERMINATION

           16.1 You may terminate this Agreement only by giving us at least sixty (60) days prior written notice of termination. In the event that this Agreement is terminated by you prior to an Anniversary Date, we shall be entitled to the unpaid portion of the Minimum Fees Difference, if any, for such Period, as provided in section 15.1 above, as of the effective date of termination. "Anniversary Date" means the last day of the month occurring one year from the date hereof, and the same date in each year thereafter. Except as otherwise provided, we may terminate this Agreement at any time by giving you at least sixty (60) days prior written notice of termination. However, we may terminate this Agreement immediately, without prior notice to you, upon the occurrence of an Event of Default (defined in section 17.1 below).

           16.2 This Agreement remains effective between us until terminated as herein provided. Unless sooner demanded, all Obligations will become immediately due and payable upon any termination of this Agreement.

           16.3 All of our rights, liens and security interests hereunder continue and remain in full force and effect after any termination of this Agreement and pending a final accounting, we may withhold any balances in your account unless we are supplied with an indemnity satisfactory to us to cover all Obligations. You agree to continue to assign accounts receivable to us and to remit to us all collections on accounts receivable, until all Obligations have been paid in full or we have been supplied with an indemnity satisfactory to us to cover all Obligations.

           17. EVENTS OF DEFAULT AND REMEDIES UPON DEFAULT

           17.1 It is an "Event of Default" under this Agreement if: (a) your business ceases or a meeting of your creditors is called; (b) any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding is commenced by or against you under any federal or state law; (c) you breach any representation, warranty or covenant contained in this Agreement which is not cured within thirty (30) days of such event, if such can be cured; (d) you fail to pay any Obligation when due and such failure continues for three (3) days or longer; or (e) the existence of an Event of Default as defined in and under any other lending agreement between you and another secured lender.

           17.2 After the occurrence of an Event of Default which is not waived by us, we may terminate this Agreement without notice to you. We shall then have immediate access to, and may remove from any premises where same may be located, any and all Books and Records as may pertain to the Accounts, Returned Goods and any other collateral hereunder. Furthermore, as may be necessary to administer and enforce our rights in the Accounts, Returned Goods and any other collateral hereunder, or to facilitate the collection or realization thereof, we have your


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permission to: (a) use (at your expense) your personnel, supplies, equipment, computers and space, at your place of business or elsewhere; and (b) notify postal authorities to change the address for delivery of your mail to such address as we may designate and to receive and open your mail. We agree to turn over to you or your representative all mail not related to the aforesaid purposes.

           17.3 After the occurrence of an Event of Default which is not waived by us, with respect to any other property or collateral in which we have a security interest, we shall have all of the rights and remedies of a secured party under Article 9 of the Uniform Commercial Code. If notice of intended disposition of any such property or collateral is required by law, it is agreed that five (5) days notice constitutes reasonable notice. The net cash proceeds resulting from the exercise of any of the foregoing rights, after deducting all charges, costs and expenses (including reasonable attorneys' fees) will be applied by us to the payment or satisfaction of the Obligations, whether due or to become due, in such order as we may elect. You remain liable to us for any deficiencies. With respect to Factor Risk Accounts and Returned Goods relating thereto, you hereby confirm that we are the owners thereof, and that our rights of ownership permit us to deal with this property as owner and you confirm that you have no interest therein.

           18. MISCELLANEOUS PROVISIONS

           18.1 This Agreement, and all attendant documentation, as the same may be amended from time to time, constitutes the entire agreement between us with regard to the subject matter hereof, and supersedes any prior agreements or understandings. This Agreement can be changed only by a writing signed by both of us. Our failure or delay in exercising any right hereunder will not constitute a waiver thereof or bar us from exercising any of our rights at any time. The validity, interpretation and enforcement of this Agreement is governed by the laws of the State of North Carolina, excluding the conflict laws of such State.

           18.2 The Client Service Guide, as supplemented and amended from time to time (the "Guide") has been furnished to you or is being furnished to you concurrently with the signing of this Agreement, and by your signature below you acknowledge receipt thereof. The Guide provides information on credit approval processes, accounting procedures and fees. The procedures for Electronic Batch Transmission are covered in supplemental instructions to the Guide. From time to time, we may provide you with amendments, additions, modifications, revisions or supplements to the Guide, which will be operative for transactions between us. All information and exhibits contained in the Guide, on any screen accessed by you, and on any print-outs, reports, statements or notices received by you are, and will be, our exclusive property and are not to be disclosed to, or used by, anyone other than you, your employees or your professional advisors, in whole or in part, unless we have consented in writing.

           18.3 This Agreement binds and benefits each of us and our respective successors and assigns, provided, however, that you may not assign this Agreement or your rights hereunder without our prior written consent.

           18.4 Section headings are for convenience only and are not controlling. The use of "including" means "including without limitation".

           18.5 If any provision of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision will be inapplicable and deemed omitted to such extent, but the remainder will not be invalidated thereby and will be given effect so far as possible.


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           19. JURY TRIAL WAIVER

           TO THE EXTENT PERMITTED BY APPLICABLE LAW, WE EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, OR ANY OTHER AGREEMENT OR TRANSACTION BETWEEN US OR TO WHICH WE ARE PARTIES.

           If the foregoing is in accordance with your understanding, please so indicate by signing and returning to us the original and one copy of this Agreement. This Agreement will take effect as of the date set forth above but only after being accepted below by one of our officers in Charlotte, North Carolina, after which we shall forward a fully executed copy to you for your files.



                                     Very truly yours,

                                     THE CIT GROUP/COMMERCIAL SERVICES, INC.

                                     By: /s/ Jeffrey Lew
                                         --------------------------------------
                                         Name: Jeffrey Lew
                                         Title: Vice President

Read and Agreed to:

GUILFORD MILLS, INC.

By: /s/ David H. Taylor
    -----------------------------------------
    Name David H. Taylor
    Title: Interim Chief Financial Officer



                                     Attest: /s/ Robert A. Emken
                                             ----------------------

                                               [CORPORATE SEAL]

                                     Accepted at Charlotte, North Carolina

                                     THE CIT GROUP/COMMERCIAL SERVICES, INC.

                                     By: /s/ T.D. Oelschlaeger
                                         -------------------------------------
                                         Name: T.D. Oelschlaeger
                                         Title: Senior Vice President




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